Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Jolene Bonina
Vice President, Finance	Public Relations Manager
+1 714 885-3697	+1 714 885-3858
frank.yoshino@emulex.com	jolene.bonina@emulex.com
EMULEX ANNOUNCES THIRD QUARTER FISCAL 2011 RESULTS
Net Revenues Grow 10 Percent Year-Over-Year, Totaling $112 Million
COSTA MESA, Calif., April 25, 2011 — Emulex Corporation (NYSE:ELX) today announced results for its third fiscal quarter ended March 27, 2011.
Third Quarter Financial Highlights
•	Total net revenues of $112.1 million, an increase of 10% year-over-year and a sequential decline of 2%
•	10Gb/s Ethernet (10GbE) totaled more than 12% of net revenues
•	Host Server Products (HSP) net revenues were $84.8 million, or 76% of net revenues, an increase of 22% year-over-year, and a decrease of 8% sequentially
•	Embedded Storage Products (ESP) net revenues were $27.2 million, or 24% of net revenues, a decrease of 16% year over year, and an increase of 25% sequentially
•	GAAP gross margins of 55% and non-GAAP gross margins of 63%
•	GAAP operating loss of $16.8 million, or 15% of total net revenues, and non-GAAP operating income of $8.1 million, or 7% of total net revenues
•	GAAP net loss of $18.6 million and non-GAAP net income of $9.4 million
•	GAAP loss per share of $0.21 and non-GAAP diluted earnings per share of $0.10
•	Cash, cash equivalents and investments at the end of the quarter were $182.8 million a sequential increase of $4.2 million

FY’11 Q3 Earnings Results
April 25, 2011

Business Highlights
•	Announced two additional Integrated FlexFabric Adapter ULOM design wins for HP ProLiant BL620c G7 and HP ProLiant BL680c G7 servers
•	Announced general availability of the Pilot 3 integrated Baseboard Management Controllers (iBMC), and qualification of Pilot 3 across Intel’s new Sandy Bridge based server family
•	Announced certification of our OneConnect™ 10Gb/s Universal Converged Network Adapters (UCNAs) and LightPulse® 8Gb/s Fibre Channel Host Bus Adapters (HBAs) for Cisco’s Data Center Fabric
•	Announced the general availability of the OneConnect™ OCe11000 family of UCNAs, based on the BladeEngine™ 3 (BE3) 10Gb/s Ethernet (10GbE) I/O Controller (IOC) technology
•	Certified for Juniper Networks® QFX3500 10GbE switches with Emulex OneConnect UCNAs, including support for FCoE and iSCSI networked storage
•	Announced support for HP Integrity server blades with Emulex OneConnect UCNA technology within the HP NC551m Dual Port 10Gb FlexFabric Adapter mezzanine cards.
•	Captured market leadership in 10GbE LOM ports, according to the Dell’Oro Group’s Q4 2010 Network Controller and Adapter report
•	Number one market share position in total 10GbE adapter and Local Area Network on Motherboard (LOM) port shipments based on Crehan Research’s Q4 2010 Server-class Adapter and LOM market share report
•	Ranked second in total 10GbE adapter and LOM revenue market share in the Crehan Q4 report
•	Awarded a 5-Star Partner rating in the 2011 CRN Partner Programs Guide for excellence in overall channel program by CRN Magazine

FY’11 Q3 Earnings Results
April 25, 2011

Financial Results
In the third quarter, total net revenues decreased 2% sequentially, but increased 10% from the comparable quarter of last year, reaching $112.1 million. The third quarter GAAP net loss was $18.6 million, or $0.21 per share, compared to a GAAP net loss of $39.8 million, or $0.46 per share, reported in Q2 of fiscal 2011, and GAAP net income of $13.3 million, or $0.16 per diluted share in Q3 of fiscal 2010. Non-GAAP net income for the third quarter was $9.4 million, or $0.10 per diluted share. Non-GAAP net income decreased 30% sequentially from the $13.4 million reported in the second quarter, and declined 62% from $24.3 million in the comparable quarter of the last fiscal year. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
CEO Jim McCluney commented, “I’m very pleased with our results for the March quarter, delivering revenues at the high end of our guidance. HSP revenues for the quarter increased more than 20% from the prior year, with particular strength in our 10Gb/s family of products as we continued to consolidate our early leadership in network convergence. This was complemented by strong sequential growth in our Embedded Storage Products,” McCluney continued.
“Looking ahead to the fourth quarter, we are modeling for 16% year over year revenue growth at the midpoint of our guidance and we are keenly focused on operational efficiencies to further increase shareholder value,” concluded McCluney.
Business Outlook
Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including the timing of new server launches by our customers, Emulex is providing guidance for its fourth fiscal quarter ending July 3, 2011. For the fourth quarter of fiscal 2011, Emulex is forecasting total net revenues in the range of $117—$123 million. The Company expects non-GAAP earnings per diluted share could amount to $0.08—$0.12 in the fourth quarter. On a GAAP basis, Emulex expects a loss per share of $0.03—$0.07 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.15 per diluted share in expected charges arising primarily from amortization of intangibles and stock-based compensation and expenses related to site closures.

FY’11 Q3 Earnings Results
April 25, 2011

About Emulex
Emulex is the leader in converged networking solutions for the data center. Our Connectivity Continuum architecture provides intelligent networking services that transition today’s infrastructure into tomorrow’s unified network ecosystem. Emulex provides a single framework that intelligently connects every server, network and storage device within the data center. Through strategic collaboration and integrated partner solutions, Emulex provides its customers with industry leading business value, operational flexibility and strategic advantage. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
Note Regarding Non-GAAP Financial Information
To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:
Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

FY’11 Q3 Earnings Results
April 25, 2011

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.
Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.
Mark-up to fair value of inventory acquired in the ServerEngines acquisition and subsequently sold. At the time of an acquisition, the inventory of the acquired company is recorded at fair value and subsequently expensed as sold. We believe that the mark-up on acquired inventory does not constitute part of our core business because it generally represents costs incurred by the acquired company prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating our core business. In this regard, we note that once the acquired inventory is consumed the mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time.
Impairment of in-process research and development. We believe that the exclusion of charges relating to the impairment of in-process research and development is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this nature are infrequent and are unrelated to our core business.
Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with acquisitions.
Broadcom’s unsolicited takeover proposal and related litigation costs. We believe that exclusion of charges related to Broadcom’s unsolicited takeover proposal and related litigation costs is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. While such costs will continue until our outstanding litigation with Broadcom has been resolved, such costs are generally unrelated to our core business and/or infrequent in nature.

FY’11 Q3 Earnings Results
April 25, 2011

Impairment of a strategic investment. With respect to the exclusion of charges relating to the impairment of a strategic investment, we believe these types of charges are infrequent in nature and that they do not accurately reflect the ongoing costs of operation of our core business. As a result, we believe that the exclusion of such charges gives management and investors a more effective means of evaluating its historical performance and projected costs.
Fair value adjustments on assets. We have recognized fair value adjustments in connection with certain assets. We believe that exclusion of these adjustments is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that adjustments of this type are infrequent in nature.
Tax impact associated with the option exchange. During the first quarter of fiscal 2010 we completed a shareholder approved exchange of options for restricted stock which resulted in a tax benefit. We believe the exclusion of the tax benefit related to this option exchange is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this type are infrequent in nature.
Charges related to PCT of ServerEngines Intangibles. During the second quarter of fiscal 2011 one of our US entities entered into a platform contribution transaction (PCT) with one of our international subsidiaries to license the recently acquired ServerEngines technology. We believe the exclusion of the tax impact related to this PCT is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that charges of this type are infrequent in nature.
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate. Normally we use an annualized effective tax rate for fiscal year 2010 we used an actual interim effective tax rate instead of an annualized effective tax rate in calculating GAAP net income, we believe that eliminating the tax impact associated with this timing difference is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that a similar adjustment may recur in future periods when the use of an annualized effective tax rate would be distortive.

FY’11 Q3 Earnings Results
April 25, 2011

“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Disruptions in world credit and equity markets and the resulting economic uncertainty for our customers and the storage networking market as a whole has resulted in a downturn in information technology spending that has and could continue to adversely affect our revenues and results of operations. Furthermore, the effect of any actual or potential unsolicited offers to acquire us may have an adverse effect on our operations. As a result of this uncertainty, we are unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: faster than anticipated decline in the storage networking market, slower than expected growth of the storage networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the storage technology market; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; impairment charges, including but not limited to goodwill, intangible assets and equity investments recorded under the cost method; changes in tax rates or legislation; the effect of acquisitions; including the recent acquisition of ServerEngines; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effects of terrorist activities, natural disasters, such as the earthquake and resulting tsunami off the coast of Japan in March 2011, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. We have and will incur charges associated with the acquisition of ServerEngines. As the valuation and purchase price allocation has not been finalized, we are unable to predict the impact of various post-acquisition charges, including amortization of intangibles and stock-based compensation. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’11 Q3 Earnings Results
April 25, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

Net revenues	$112,082	$102,204	$329,177	$296,021
Cost of sales	50,575	37,784	147,899	112,711

Gross profit	61,507	64,420	181,278	183,310

Operating expenses:
Engineering and development	42,660	31,338	122,592	94,417
Selling and marketing	15,346	13,743	42,281	42,415
General and administrative	12,106	12,099	43,388	36,274
Impairment of intangible asset	6,000	—	6,000	—
Amortization of other intangible assets	2,231	1,698	7,013	5,094

Total operating expenses	78,343	58,878	221,274	178,200

Operating income (loss)	(16,836)	5,542	(39,996)	5,110

Nonoperating income (loss):
Interest income	19	1	61	213
Interest expense	13	(1)	(372)	(5)
Other income (expense), net	(9,285)	(166)	(9,483)	(68)

Total nonoperating income (loss)	(9,253)	(166)	(9,794)	140

Income (loss) before income taxes	(26,089)	5,376	(49,790)	5,250

Income tax provision (benefit)	(7,448)	(7,933)	17,799	(20,839)

Net income (loss)	$(18,641)	$13,309	$(67,589)	$26,089

Net income (loss) per share:
Basic	$(0.21)	$0.16	$(0.79)	$0.32

Diluted	$(0.21)	$0.16	$(0.79)	$0.32

Number of shares used in per share computations:
Basic	87,278	80,156	85,416	79,960

Diluted	87,278	81,535	85,416	81,076

FY’11 Q3 Earnings Results
April 25, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 27,	June 27,
	2011	2010
Assets

Current assets:
Cash and cash equivalents	$174,847	$248,813
Investments	7,962	45,990
Accounts and other receivables, net	69,645	59,479
Inventories	17,896	13,465
Prepaid income taxes	7,405	17,563
Prepaid expenses and other current assets	7,926	12,799
Deferred income taxes	21,896	19,442

Total current assets	307,577	417,551

Property and equipment, net	65,703	63,482
Intangible assets, net	325,853	138,332
Deferred income taxes	4,115	27,658
Other assets	4,910	42,427

	$708,158	$689,450

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$33,168	$31,377
Accrued liabilities	41,278	29,053

Total current liabilities	74,446	60,430

Other liabilities	3,575	4,287
Accrued taxes	35,416	33,551

Total liabilities	113,437	98,268

Total stockholders’ equity	594,721	591,182

	$708,158	$689,450

FY’11 Q3 Earnings Results
April 25, 2011

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q3 FY		Q3 FY
	2011	% Total	2010	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$97,085	87%	$86,017	84%	13%
Revenues from distribution	14,989	13%	16,011	16%	-6%
Other	8	nm	176	nm	nm

Total net revenues	$112,082	100%	$102,204	100%	10%

Asia-Pacific	$58,827	53%	$33,517	33%	76%
United States	33,858	30%	35,582	35%	-5%
Europe, Middle East and Africa	17,268	15%	32,309	32%	-47%
Rest of world	2,129	2%	796	nm	167%

Total net revenues	$112,082	100%	$102,204	100%	10%

nm — not meaningful
Summary of Stock-Based Compensation:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($000s)	2011	2010	2011	2010

Cost of sales	$424	$284	$1,319	$949
Engineering and development	3,223	1,703	12,740	5,415
Selling and marketing	1,333	1,230	3,584	2,593
General and administrative	2,455	1,429	13,748	4,253

Total stock-based compensation	$7,435	$4,646	$31,391	$13,210

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
	2011	2010	2011	2010

GAAP gross margin	54.9%	63.0%	55.1%	61.9%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.4%	0.3%	0.4%	0.3%
Amortization of intangibles	7.6%	4.6%	7.4%	4.8%
Site closure related expenses	0.0%	—	0.0%	—
Additional cost on sell through of stepped up inventory	—	—	0.1%	—

Non-GAAP gross margin	62.9%	67.9%	63.0%	67.0%

FY’11 Q3 Earnings Results
April 25, 2011

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($000s)	2011	2010	2011	2010

GAAP operating expenses, as presented above	$78,343	$58,878	$221,274	$178,200

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(7,011)	(4,362)	(30,072)	(12,261)
Amortization of other intangibles	(2,231)	(1,698)	(7,013)	(5,094)
Site closure related expenses	(652)	—	(652)	—
Impairment of in-process research and development	(6,000)	—	(6,000)	—
Severance and associated costs	—	—	—	(964)
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	(2,000)	(2,176)	(6,094)

Impact on operating expenses	(15,894)	(8,060)	(45,913)	(24,413)

Non-GAAP operating expenses	$62,449	$50,818	$175,361	$153,787

FY’11 Q3 Earnings Results
April 25, 2011

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($000s)	2011	2010	2011	2010

GAAP operating income (loss) as presented above	$(16,836)	$5,542	$(39,996)	$5,110

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	7,435	4,646	31,391	13,210
Amortization of intangibles	10,745	6,424	31,607	19,272
Site closure related expenses	708	—	708	—
Additional cost on sell through of stepped up inventory	—	—	292	—
Impairment of in-process research and development	6,000	—	6,000	—
Severance and associated costs	—	—	—	964
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	2,000	2,176	6,094

Impact on operating income (loss)	24,888	13,070	72,174	39,540

Non-GAAP operating income	$8,052	$18,612	$32,178	$44,650

FY’11 Q3 Earnings Results
April 25, 2011

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
($000s)	2011	2010	2011	2010

GAAP net income (loss) as presented above	$(18,641)	$13,309	$(67,589)	$26,089

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	7,435	4,646	31,391	13,210
Amortization of intangibles	10,745	6,424	31,607	19,272
Site closure related expenses	708	—	708	—
Additional cost on sell through of stepped up inventory	—	—	292	—
Impairment of in-process research and development	6,000	—	6,000	—
Severance and associated costs	—	—	—	964
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	—	2,000	2,176	6,094
Impairment of a strategic investment	9,184	—	9,184	—
Fair value adjustments on assets	—	—	353	—
Income tax effect of above items	(6,400)	(4,822)	(18,122)	(14,654)
Tax impact associated with the option exchange	—	—	—	(3,982)
Charges related to PCT of ServerEngines intangibles	322	—	36,600	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	—	2,780	—	(1,415)

Impact on net income (loss)	27,994	11,028	100,189	19,489

Non-GAAP net income	$9,353	$24,337	$32,600	$45,578

FY’11 Q3 Earnings Results
April 25, 2011

Reconciliation of GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Nine Months Ended
	March 27,	March 28,	March 27,	March 28,
(shares in 000s)	2011	2010	2011	2010

GAAP diluted earnings (loss) per share as presented above	$(0.21)	$0.16	$(0.79)	$0.32

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.04	0.32	0.10
Amortization of intangibles	0.08	0.05	0.22	0.15
Site closure related expenses	0.01	—	0.01	—
Additional cost on sell through of stepped up inventory	—	—	0.01	—
Impairment of in-process research and development	0.06	—	0.06	—
Severance and associated costs	—	—	—	0.00
Net charge associated with Broadcom’s unsolicited takeover proposal and related litigation costs	0.00	0.02	0.02	0.05
Impairment of a strategic investment	0.10	—	0.10	—
Fair value adjustments on assets	—	—	0.00	—
Tax impact associated with the option exchange	—	—	—	(0.05)
Charges related to PCT of ServerEngines intangibles	0.00	—	0.42	—
Timing difference due to using an actual interim effective tax rate versus an annualized effective tax rate	—	0.03	—	(0.02)

Impact on diluted earnings per share	0.31	0.14	1.16	0.23

Non-GAAP diluted earnings per share	$0.10	$0.30	$0.37	$0.55

Diluted shares used in non-GAAP per share computations	89,152	81,535	87,133	81,076

FY’11 Q3 Earnings Results
April 25, 2011

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
July 3, 2011

Non-GAAP diluted earnings per share guidance	$0.08 - $0.12

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings (loss) per share guidance:
Stock-based compensation	0.06
Amortization of intangibles	0.07
Site closure related expenses	0.02

GAAP loss per share guidance	($0.07) - ($0.03)